Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION ANNOUCES PRELIMINARY 2013 FINANCIAL RESULTS

LAKE ZURICH, ILLINOIS, January 14, 2014 - ACCO Brands Corporation (NYSE: ACCO), a world leader in branded office products, today announced certain preliminary, unaudited 2013 financial results.

The Company said it achieved its full-year cash flow target, and paid down $150 million of debt in 2013. In addition, based on preliminary, unaudited results, the Company expects 2013 sales to decline 5%, when compared to the prior-year pro forma level, to $1.79 billion, excluding a 2% negative impact from foreign currency (or $1.76 billion including the currency impact). Fourth quarter 2013 sales were approximately $500 million including the currency impact. In addition, the Company expects to meet its adjusted earnings per share guidance for 2013, which excluded the anticipated negative impact of foreign currency. The Company estimates that 2013 adjusted earnings per share, excluding an approximately 3 cent currency impact, are likely to be around $0.78-$0.79 (or $0.75-$0.76 including the currency impact). The Company will only discuss these results in more detail when it reports full year results on February 12, 2014.

Non-GAAP Financial Measures

To supplement the preliminary, unaudited financial results presented in this press release, we have provided investors an estimate of our 2013 full-year adjusted earnings per share. Adjusted earnings per share excludes the impact of certain items and charges, which could include tax normalization adjustments, asset impairment charges, restructuring and integration charges or debt refinancing charges, which amounts will be determined and reported in conjunction with the reporting of the Company’s full-year 2013 financial results on February 12, 2014. We believe this non-GAAP financial measure is appropriate to enhance an overall understanding of our preliminary 2013 cash flow and sales performance as well as to facilitate comparisons with our historical operating results. These adjustments to our expected GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, this non-GAAP financial measure is among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements related to our anticipated results which we expect to report for the full year ended December 31, 2013. The anticipated results are based on our current expectations and are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on currently available information, are subject to change as we complete our audit and annual reporting process, are subject to certain risks and uncertainties and are made as of the date hereof; we undertake no obligation to update them. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company's securities.

The factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as updated in “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and in "Part II, Items 1A, Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

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